                                                                    Exhibit 3-42
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                                                                      INL
                                                                     FILED
                                                                  SEP 25 1996
                                                                LONNA o. HOOKS
                                                              Secretary of State
                                                                   1117677


                            CERTIFICATE OF FORMATION
                                       OF
                       BREYUT CONVALESCENT CENTER, L.L.C.


   The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, does hereby certify:

   FIRST: The name of the limited liability company is BREYUT CONVALESCENT CENTER, L.L.C.

   SECOND: The address of the limited liability company's initial registered office is c/o The Multicare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the limited liability company's initial registered agent at such address is Brad Burkett, Esq.

   THIRD: The limited liability company has two or more members.

   FOURTH: The purpose of the limited liability company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the New Jersey Limited Liability Company Act.

   FIFTH: The period of duration of the limited liability company shall be 49 years, unless sooner terminated in accordance with the operating agreement of the limited liability company.

   IN WITNESS WHEREOF, the undersigned has set his hand this 24th day of September, 1996.



                                   /s/ [Graphic Signature Omitted]
                                   --------------------------------------
                                   Douglas M. Cohen
                                   Authorized Representative

328447.1

06000 30992